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                               SECURITIES AND EXCHANGE COMMISSION

                                    Washington, D.C. 20549

                                           FORM 8-K

                                        CURRENT REPORT

                             Pursuant to Section 13 or 15(d) of

                             THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 1997 (May 1, 1997)
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                                    UNIVERSAL SELF CARE, INC.

   Delaware                        1-11568                         95-4228470
---------------                 -------------                    --------------
(State or other                (Commission File                   (IRS Employer
jurisdiction of                        No.)                             ID No.)
incorporation)


                     11585 Farmington Road, Livonia, Michigan 48150
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                        (Address of principal executive offices)

                                      (313) 261-2988
                     -----------------------------------------------
                    Registrant's telephone number, including area code

                     13715 Burbank Blvd., Van Nuys, California 91401
                     -----------------------------------------------
        (Former name or former address, if changed since last report)


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Item 5. Other Events.

On May 1, 1997, Universal Self Care, Inc. (the "Company") completed a private offering to investors of 500,000 shares of its common stock, $.0001 par value, for cash proceeds in the amount of $1,000,000. On June 13, 1997, the Company completed a further private offering to two of its principal stockholders of 1,259,415 shares of Common Stock at a subscription price of $2.00 per share, $500,000 of which consideration was paid in cash and the balance of which was paid by the retirement of $2,018,830 of indebtedness (including principal and accrued interest) owed by the Company to such stockholders. The Company paid selling commissions in the amount of $100,000 in cash in connection with the May 1997 private offering, and issued 75,458 shares of Common Stock, at a rate of $2.00 of selling commissions payable per share, in payment of selling commissions for the June 1997 private offering. As a result of the May, 1997 and June, 1997 private offerings, the Company's outstanding indebtedness was reduced by $2,018,830, and its total stockholders' equity increased by $3,418,830.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.


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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      UNIVERSAL SELF CARE, INC.
                                            (Registrant)


                                      By: /s/ Michael Niles
                                         ---------------------------
                                          Michael Niles,
                                          Controller


Dated: July 7, 1997




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